Exhibit 10.2

REAFFIRMATION AND AMENDMENT AGREEMENT

This REAFFIRMATION AND AMENDMENT AGREEMENT, dated as of February 9, 2023 (this “Agreement”) is made by AgeX Therapeutics, Inc., a Delaware corporation (the “Borrower”) in favor of Juvenescence Limited, a company incorporated in the Isle of Man with a company number of 018008V (the “Lender”).

WHEREAS, the Borrower has issued in favor of the Lender that certain Amended and Restated Secured Convertible Promissory Note, dated as of the date hereof (the “Note”; capitalized terms used but not defined herein have the meaning assigned to such terms in the Note) amending and restating that certain Secured Convertible Promissory Note, dated as of February 14, 2022 (the “Original Note”) by the Borrower in favor of the Lender;

WHEREAS, in connection with the Original Note, the Borrower entered into certain Loan Documents (as defined in the Original Note) including, without limitation, the Loan Documents set forth in Annex I hereto;

WHEREAS, as a condition precedent to the effectiveness of the Note, the Borrower shall have executed and delivered to the Lender this Agreement.

NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the parties hereby agree as follows:

1. Amendment. That certain Warrant Agreement, dated as of February 14, 2022 (the “Warrant Agreement”) between the Borrower and the Lender is hereby amended to replace the definition of “Loan Agreement” in Section 20.10 of the Warrant Agreement with the following definition: ““Loan Agreement” means that certain Secured Convertible Promissory Note, dated as of the date hereof between and among Juvenescence Limited, as Lender thereunder and the Company, as Borrower, as may be amended, amended and restated, supplemented or otherwise modified from time to time including, without limitation, by that certain Amended and Restated Secured Convertible Promissory Note dated as of February 9, 2023, by the Company, as Borrower, in favor of Juvenescence Limited, as Lender.”

2. Reaffirmation and Confirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document (including, without limitation, the Loan Documents set forth in Annex I hereto, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document, which remain in full force and effect (in the case of the Warrant Agreement, as amended by Section 1 hereto), and (iii) ratifies, confirms and reaffirms that the security interest granted to the Lender pursuant to the Loan Documents in all of their right, title and interest in all then existing or thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations of the Borrower under the Note and the Loan Documents (collectively, the “Obligations”) is continuing and is unimpaired and continues to constitute a first priority security interest in favor of the Lender with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof. The Borrower acknowledges and reaffirms that the Lender’s security interest in the Collateral has attached and continues to attach to all such Collateral and no further actions taken on or immediately prior to the date hereof, on the part of the Lender or the Borrower, is necessary to continue such security interest.

3. Agreement as a Loan Document. The parties acknowledge and agree that this Agreement shall constitute a “Loan Document” under the Note and the other Loan Documents.

4. General Provisions.

(a) The Borrower hereby (i) acknowledges and consents to this Agreement, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect (other than with respect to the amendment contained in Section 1 with respect to the Warrant Agreement) and is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Borrower under or arising from the Note or any other Loan Document (other than with respect to the amendment contained in Section 1 with respect to the Warrant Agreement), all of which obligations shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under the Note any other Loan Document, nor constitute a waiver of any provision of the Note or any other Loan Document.

(b) Sections 18.3, 19 and 20 of the Note are hereby incorporated mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

BORROWER:

AGEX THERAPEUTICS, INC.

By:	/s/ Michael D. West
Name:	Michael D. West
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED

as of the date first written above.

JUVENESCENCE LIMITED

By:	/s/ Denham Eke
Name:	Denham Eke
Title:	Director

Annex I

The Pledge and Security Agreement, dated as of February 14, 2022, by the Borrower in favor of the Lender.

The Warrant Agreement, dated as of February 14, 2022, between the Borrower and the Lender and each Warrant Instrument issued thereunder.

The Registration Rights Agreement, dated August 13, 2019, between the Borrower and the Lender, as amended by the Amendment No.1 thereto, the Amendment No.2 thereto and the Amendment No.3 thereto.